EXHIBIT 21.01

Subsidiaries of Levitz Furniture Incorporated:

                                                               JURISDICTION OF
NAME                                                             INCORPORATION
----                                                           ---------------
Levitz Furniture Corporation                                        Florida

Subsidiaries of Levitz Furniture Corporation:

                                                                JURISDICTION OF
NAME                                                             INCORPORATION
----                                                            ---------------
Levitz Furniture Company
of the Midwest, Inc.                                                Colorado

Levitz Furniture Company
of the Pacific, Inc.                                               California

Levitz Furniture Company
of Washington, Inc.                                                Washington

John M. Smyth Company                                               Illinois

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